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                                                               EXHIBIT 10.3(28)


                                TRUST AGREEMENT


         This agreement (the "Trust Agreement") is made this 28th day of February, 1994, by and between A. H. Belo Corporation, a Delaware corporation (the "Company"), and Mellon Bank, N.A. (the "Trustee").

         WHEREAS, the Company has adopted the nonqualified deferred compensation plans, as listed in Appendix A (the "Plans");

         WHEREAS, the Company has incurred or expects to incur liability under the terms of the Plans with respect to the individuals participating in the Plans (individually a "Participant" and collectively the "Participants");

         WHEREAS, the Company wishes to establish a trust (the "Trust") and to contribute to the Trust the assets that shall be held therein, subject to the claims of the Company's creditors in the event of the Company's insolvency, as herein defined, until paid to Participants and their beneficiaries in such manner and at such times as specified in the Plans;

         WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of each Plan as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended; and

         WHEREAS, it is the intention of the Company to make contributions to the Trust as provided herein to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plans.

         NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows.


Section 1.  Establishment of the Trust.

         (a) The Company hereby establishes the Trust with the Trustee, consisting of such sums of money and other property acceptable to the Trustee as from time to time shall be paid and delivered to and accepted by the Trustee from the Company. All such money and other property paid or delivered to and accepted by the Trustee shall become the principal of the Trust to be held, administered and disposed of by the Trustee as provided in this Trust Agreement.
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         (b)     The Trust hereby established is revocable by the Company; it shall become irrevocable upon a Change of Control, as defined herein.

         (c) The Trust is intended to be a grantor trust, of which the Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

         (d) The principal of the Trust, and any earnings thereon shall be held separate and apart from other funds of the Company and shall be used exclusively for the uses and purposes of the Participants and general creditors as herein set forth. The Participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plans and this Trust Agreement shall be mere unsecured contractual rights of the Participants and their beneficiaries against the Company. Any assets held by the Trust will be subject to the claims of the Company's general creditors under federal and state law in the event of the Company's insolvency, as defined in Section 3(a) herein.

         (e) The Company, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property in trust with the Trustee to augment the principal to be held, administered and disposed of by the Trustee as provided in this Trust Agreement, and except for the sum of money initially paid to the Trustee for the purpose of establishing this Trust, shall have no obligation to make additional deposits until a Funding Event has occurred. For purposes of this Trust Agreement, a "Funding Event" shall occur if (i) any person (other than the Company, any subsidiary of the Company or any employee benefit plan for the benefit of employees of the Company or any subsidiary of the Company) takes any action or makes a public announcement stating an intention to take any action that, if consummated, would constitute a Change of Control as hereinafter defined or (ii) the Company enters into a letter of intent, agreement in principal or other agreement the consummation of which would constitute a Change of Control. Upon the occurrence of a Funding Event, the Company shall make additional deposits to the Trustee in such amounts as directed by the Compensation Committee of the Board of Directors pursuant to resolutions duly adopted by such Committee. Neither the Trustee nor any Participant or beneficiary shall have any right to compel any such additional deposits.





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Section 2.  Payments to the Participants and Their Beneficiaries.

         (a) The Company shall deliver to the Trustee a schedule (the "Payment Schedule") that indicates the amounts payable in respect of each Participant (and his or her beneficiaries), that provides a formula or other instructions acceptable to the Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the Plans), and the time of commencement for payment of such amounts. Except as otherwise provided herein, the Trustee shall make payments to the Participants and their beneficiaries in accordance with such Payment Schedule. The Trustee shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of this Trust Agreement and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by the Company.

         (b) The entitlement of a Participant or his or her beneficiaries to benefits under the Plans shall be determined by the Company or such party as it shall designate under the Plans, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plans. Notwithstanding the foregoing, the Trustee shall rely on the Payment Schedule described in Section 2(a) in making payments to Participants or beneficiaries until the Company notifies the Trustee in writing of any amendment or modification to the Payment Schedule. After the Trust becomes irrevocable, no amendment or modification to the Payment Schedule that adversely affects any Participant or beneficiary will be effective without the written consent of such Participant or beneficiary.

         (c) The Company may make payment of benefits directly to the Participants or their beneficiaries as they become due under the terms of the Plans. The Company shall notify the Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to Participants or their beneficiaries. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plans, the Company shall immediately make up the balance of each such payment as it falls due. The Trustee shall notify the Company when principal and earnings are not sufficient.


Section 3.  Trustee Responsibility Regarding Payments to Trust
Beneficiary When the Company is Insolvent.

         (a) The Trustee shall cease payment of benefits to the Participants and their beneficiaries if the Company is Insolvent.




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The Company shall be considered "Insolvent" for purposes of this Trust
Agreement if (i) the Company is unable to pay its debts as they become due, or
(ii) the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

         (b) At all times during the continuance of this Trust, as provided in Section 1(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of the Company under federal and state law as set forth below.

                 (1) The Board of Directors and the Chief Executive Officer of the Company shall have the duty to inform the Trustee in writing of the Company's Insolvency. If a person claiming to be a creditor of the Company alleges in writing to the Trustee that the Company has become Insolvent, the Trustee shall determine whether the Company is Insolvent and, pending such determination, the Trustee shall discontinue payment of benefits to the Participants or their beneficiaries. In all cases, the Trustee shall be entitled to conclusively rely upon the written certification of the Board of Directors or the Chief Executive Officer of the Company when determining whether the Company is insolvent.

                 (2) Unless the Trustee has actual knowledge of the Company's Insolvency, or has received notice from the Company or a person claiming to be a creditor alleging that the Company is Insolvent, the Trustee shall have no duty to inquire whether the Company is Insolvent. The Trustee may in all events rely on such evidence concerning the Company's solvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the Company's solvency.

                 (3) If at any time the Trustee has determined that the Company is Insolvent, the Trustee shall discontinue payments to the Participants or their beneficiaries and shall hold the assets of the Trust for the benefit of the Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of the Participants or their beneficiaries to pursue their rights as general creditors of the Company with respect to benefits due under the Plans or otherwise.

                 (4) The Trustee shall resume the payment of benefits to the Participants or their beneficiaries in accordance with Section 2 of this Trust Agreement only after the Trustee has determined that the Company is not Insolvent (or is no longer Insolvent).

         (c) Provided that there are sufficient assets, if the Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall




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include the aggregate amount of all payments due to the Participants or their beneficiaries under the terms of the Plans for the period of such discontinuance, less the aggregate amount of any payments made to the Participants or their beneficiaries by the Company in lieu of the payments provided for hereunder during any such period of discontinuance.


Section 4.  Payments to the Company.

         Before the Trust has become irrevocable, the Company may direct the Trustee to return to the Company all or any portion of the Trust assets.
Except as provided in Section 3 hereof, after the Trust has become irrevocable, the Company shall have no right or power to direct the Trustee to return to the Company or to divert to others any of the Trust assets before all payment of benefits have been made to the Participants and their beneficiaries pursuant to the terms of the Plans.


Section 5.  Investment and Administrative Authority.

         (a) It is contemplated that the Company will from time to appoint one or more investment managers ("Investment Managers") to manage all or a specified portion of the Trust assets. Upon the appointment of each Investment Manager, the Company shall so notify the Trustee and instruct the Trustee in writing to separate into a separate account those assets as to which each Investment Manager has discretion and control. The Investment manager shall designate in writing the person or persons who are to represent any such Investment Manager in dealings with the Trustee. Upon the separation of the assets in accordance with the instructions of the Company, the Trustee shall thereupon be relieved and released of all investment duties, responsibilities and liabilities normals and statutorily incident to a trustee as to such separate account, and, as to such separate account, the Trustee shall act as custodian. Except as otherwise provided by the Company in writing from time to time, the Trustee shall take no action with respect to the duties or powers allocated to an Investment Manager without receipt of written directions of the Investment Manager. Unless specifically prohibited in writing, the Trustee, as custodian, may hold the assets of such separate account in the name of a nominee or nominees.

         (b) Should an Investment Manager at any time elect to place security transactions directly with a broker or dealer, the Trustee shall not recognize such transaction unless and until it has received instructions or confirmation of such fact from the Investment Manager. Should the Investment Manager direct the Trustee to utilize the services of any person with regard to the assets under its management or control, such instructions shall





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specifically set forth the actions to be taken by the Trustee as to such services.

         (c) In the event that an Investment Manager places security transactions directly or directs the utilization of a service, the Investment Manager shall be solely responsible for the acts of such persons. The sole duty of the Trustee as to such transactions shall be incident to its duties as custodian.

         (d) The Trustee shall have the power, exercisable in its discretion with respect to any portion of the Trust assets not under the management and control of an Investment Manager, and exercisable in accordance with the directions of an Investment Manager with respect to the portion of the Trust assets under the management and control of the Investment Manager:

                 (1) To invest and reinvest the principal and income of the Trust and keep it invested, without distinction between principal and income, in any security (including without limitation life insurance policies) or Property (as hereinafter defined); provided, however, in no event may the Trustee invest in securities (including stock or rights to acquire stock) or obligations issued by the Company, other than a de minimis amount held in common investment vehicles in which the Trustee invests. All rights associated with assets of the Trust shall be exercised by the Trustee or the person designated by the Trustee, or by an Investment Manager, and shall in no event be exercisable by or rest with the Participants. "Property," as used herein, shall not include any direct or indirect interest in real estate. For this purpose, "real estate" includes, but is not limited to, real property, mortgages, leaseholds, mineral interests, and any form of asset which is secured by any of the foregoing.

                 (2) To collect and receive any and all money and other property due to the Trust and to give full discharge therefore;

                 (3) To invest and reinvest the principal income of the Trust in any collective, common or pooled trust fund operated or maintained exclusively for the commingling and collective investment of monies or other assets. Notwithstanding the provisions of this Trust Agreement which place restrictions upon the actions of the Trustee or an Investment Manager, to the extent monies or other assets are utilized to acquire units of any collective trust, the terms of the collective trust indenture shall solely govern the investment duties, responsibilities and powers of the trustee of such collective trust and, to the extent required by law, such terms, responsibilities and powers shall be incorporated herein by reference and shall be part of this Trust Agreement. For purposes of valuation, the value of the interest maintained by the Trust in such collective trust shall be the fair market value of the collective fund units held, determined





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in accordance with generally recognized valuation procedures.  The Company expressly understands and agrees that any such collective fund may provide for the lending of its securities by the collective fund trustee and that such collective fund's trustee will receive compensation from such collective fund for the lending of securities that is separate from any compensation of the Trustee hereunder, or any compensation of the collective fund trustee for the management of such collective fund.

                 (4) To purchase, enter, sell, hold, and generally deal in any manner in and with contracts for the immediate or future delivery of financial instruments of any issuer or of any other property; to grant, purchase, sell, exercise, permit to expire, permit to be held in escrow, and otherwise to acquire, dispose of, hold and generally deal in any manner with and in all forms of options in any combination.

                 (5) To settle, compromise or submit to arbitration any claims, debt or damages due or owing to or from the Trust; to commence or defend suits or legal proceedings to protect any interest of the Trust; and to represent the Trust in all suits or legal proceedings in any court or before any other body or tribunal.

                 (6) Generally to do all acts, whether or not expressly authorized, which the Trustee may deem necessary or desirable for the protection of the Trust.

         (e) Notwithstanding the foregoing, the Trustee shall have the power, exercisable in its discretion with respect to any portion of the Trust assets not under the management and control of an Investment Manager, to invest and reinvest the principal income of the Trust in any collective, common or pooled trust fund operated or maintained exclusively for the commingling and collective investment of monies or other assets including any such fund operated or maintained by the Trustee. Notwithstanding the provisions of this Trust Agreement which place restrictions upon the actions of the Trustee, to the extent monies or other assets are utilized to acquire units of any collective trust, the terms of the collective trust indenture shall solely govern the investment duties, responsibilities and powers of the trustee of such collective trust and, to the extent required by law, such terms, responsibilities and powers shall be incorporated herein by reference and shall be part of this Trust Agreement. For purposes of valuation, the value of the interest maintained by the Trust in such collective trust shall be the fair market value of the collective fund units held, determined in accordance with generally recognized valuation procedures. The Company expressly understands and agrees that any such collective fund may provide for the lending of its securities by the collective fund trustee and that such collective fund's trustee will receive compensation





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from such collective fund for the lending of securities that is separate from any compensation of the Trustee hereunder, or any compensation of the collective fund trustee for the management of such collective fund.


Section 6.  Disposition of Income.

         During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.


Section 7.  Accounting by the Trustee.

         The Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between the Company and the Trustee. Within 90 days following the close of each calendar year and within 90 days after the removal or resignation of the Trustee, the Trustee shall deliver to the Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be.

Section 8.  Responsibility of the Trustee.

         (a) The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that the Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by the Company which is contemplated by, and in conformity with, the terms of the Plans (as certified to the Trustee by the Company) or this Trust and is given in writing by the Company. In the event of a dispute between the Company and a party, the Trustee may apply to a court of competent jurisdiction to resolve the dispute. The Company agrees to indemnify the Trustee against the Trustee's costs, expenses and liabilities (including, without limitation, attorneys' fees and expenses) arising out of or relating to any




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action or inaction taken by the Trustee in reliance upon direction, request or approval given by the Company.

         (b) If the Trustee undertakes or defends any litigation arising in connection with this Trust, the Company agrees to indemnify the Trustee against the Trustee's costs, expenses and liabilities (including, without limitation, attorneys' fees and expenses) relating thereto and to be primarily liable for such payments. If the Company does not pay such costs, expenses and liabilities in a reasonably timely manner, the Trustee may obtain payment from the Trust.

         (c) The Trustee may consult with legal counsel (who may also be counsel for the Company generally) with respect to any of its duties or obligations hereunder.

         (d) The Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.

         (e) The Trustee shall have, without exclusion, all powers conferred on the Trustee by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, the Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor the Trustee, or to loan to any person the proceeds of any borrowing against such policy.

         (f) However, notwithstanding the provisions of Section 8(e) above, the Trustee may loan to the Company the proceeds of any borrowing against an insurance policy held as an asset of the Trust.

         (g) Notwithstanding any powers granted to the Trustee pursuant to this Trust Agreement or to applicable law, the Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of Section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

Section 9.  Compensation and Expenses of the Trustee.

         The Company shall pay all administrative and the Trustee's fees and expenses. If not so paid, the fees and expenses shall be paid from the Trust. The Trustee shall be entitled to the fees listed on Schedule A attached hereto as reasonable




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compensation for the services rendered under this Trust Agreement.

Section 10.  Resignation and Removal of the Trustee.

         (a) The Trustee may resign at any time by written notice to the Company, which shall be effective 60 days after receipt of such notice unless the Company and the Trustee agree otherwise.

         (b) Subject to Section 10(c), the Trustee may be removed by the Company on 60 days notice or upon shorter notice accepted by the Trustee.

         (c) Upon a Change of Control, as defined herein, the Trustee may not be removed by the Company for one year.

         (d) If the Trustee resigns within one year of a Change of Control, as defined herein, the Trustee shall select a successor the Trustee in accordance with the provisions of Section 11(b) hereof prior to the effective date of the Trustee resignation or removal.

         (e) Upon resignation or removal of the Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within 180 days after receipt of notice of resignation, removal or transfer, unless the Company extends the time limit.

         (f) If the Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 11 hereof, by the effective date of resignation or removal under paragraph (a) or (b) of this section. If no such appointment has been made, the Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of the Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.


Section 11.  Appointment of Successor.

         (a)     If the Trustee resigns or is removed in accordance with
Section 10(a) or (b) hereof, the Company may appoint any third party, such as a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace the Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or




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reasonably requested by the Company or the successor Trustee to evidence the transfer.

         (b) If the Trustee resigns or is removed pursuant to the provisions of Section 10(d) hereof and selects a successor Trustee, the Trustee may appoint any third party such as a bank trust department or other party that may be granted corporate trustee powers under state law. The appointment of a successor Trustee shall be effective when accepted in writing by the new Trustee. The new Trustee shall have all the rights and powers of the former Trustee, including ownership rights in Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by the successor Trustee to evidence the transfer.

         (c) The successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to Sections 7 and 8 hereof. The successor Trustee shall not be responsible for and the Company shall indemnify and defend the successor Trustee from any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes successor Trustee.


Section 12.  Amendment or Termination.

         (a) This Trust Agreement may be amended by a written instrument executed by the Trustee and the Company. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plan (as certified to the Trustee by the Company) or shall make the Trust revocable after it has become irrevocable in accordance with Section 1(b).

         (b) The Trust shall not terminate until the date on which the Participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plans unless sooner revoked in accordance with
Section 1(b) hereof. Upon termination of the Trust any assets remaining in the Trust shall be returned to the Company.

         (c) Upon written approval of all of the Participants or beneficiaries entitled to payment of benefits pursuant to the terms of the Plans, the Company may terminate this Trust prior to the time all benefit payments under the Plans have been made. All assets in the Trust at termination shall be returned to the Company.

         (d) Notwithstanding any other provision in this Trust Agreement, this Trust Agreement may not be amended within one year of the occurrence of a Change of Control.






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Section 13.  Miscellaneous.

         (a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

         (b) Notwithstanding anything to the contrary contained elsewhere in this Trust Agreement, any reference to the Plan or Plan provisions which require knowledge or interpretation of the Plan shall impose a duty upon the Company to communicate such knowledge or interpretation to the Trustee. The Trustee shall have no obligation to know or interpret any portion of the Plan and shall in no way be liable for any proper action taken contrary to the Plan.

         (c) Benefits payable to Participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

         (d) This Trust Agreement shall be governed by and construed in accordance with the laws of Pennsylvania.

         (e) For purposes of this Trust, "Change of Control" shall mean the occurrence of an event which (i) gives rise to an "Acceleration Date" under, and within the meaning of, the Company's 1986 Long Term Incentive Plan, as amended from time to time (the "LTIP"), and (ii) results in the immediate exercisability of options issued pursuant to the LTIP. The Trustee shall be entitled to rely on a written certificate signed by the Company's Chief Executive Officer confirming the existence of a Change of Control.


Section 14.  Effective Date.

         The effective date of this Trust Agreement shall be the date first written above.


                                        A.H. BELO CORPORATION



                                        By: /s/ MICHAEL D. PERRY

Date:  February 28, 1994                Title: Senior Vice President & CFO








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                                        MELLON BANK, N.A.



                                        By: /s/

Date:  March 2, 1994                    Title: Vice President




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                                   APPENDIX A

                    Nonqualified Deferred Compensation Plans


                             A. H. Belo Corporation
                     Supplemental Executive Retirement Plan